SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  July 12, 2010

Corgenix Medical Corporation

(Exact Name of registrant as specified in its charter)

Nevada	000-24541	93-1223466
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11575 Main Street

Suite 400

Broomfield, Colorado 80020

(Address, including zip code, of principal executive offices)

(303) 457-4345

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                     Entry Into a Material Definitive Agreement.

On July 12, 2010 Corgenix Medical Corporation (the “Company”) entered into a Common Stock Purchase Agreement (the “Common Stock Purchase Agreement”) among Financière Elitech SAS, a société par actions simplifiée organized under the laws of France (“Elitech”), and Wescor, Inc., a Utah corporation and subsidiary of Elitech (“Wescor”).  In accordance with the Common Stock Purchase Agreement, Wescor will purchase up to two million dollars ($2,000,000.00) of the Company’s common stock in three installments (subject to various conditions) and will receive warrants to purchase additional shares.  Also, in connection with the Common Stock Purchase Agreement the Company will enter into (i) a distribution agreement (“Master Distribution Agreement”) with Elitech UK Limited, a private limited company formed under the laws of the United Kingdom (“Elitech UK Limited”) and (ii) a joint product development agreement (“Joint Product Development Agreement”) with Elitech.  The details of the Common Stock Purchase Agreement, Master Distribution Agreement, and Joint Product Development Agreement are outlined below.

The investment by Wescor will take place over a maximum of three tranches:

First Tranche under the Common Stock Purchase Agreement - Pursuant to the First Tranche of the Common Stock Purchase Agreement, Wescor will invest one million two hundred fifty thousand dollars ($1,250,000.00) to purchase 8,333,334 shares of the Company’s common stock valued at $0.15 per share.  For no additional consideration the Company will issue a warrant to Wescor to purchase 4,166,667 shares at $0.15 per share.  The Company will enter into the Master Distribution Agreement with Elitech UK Limited and the Joint Product Development Agreement with Elitech, contemporaneously with the issuance of the First Tranche Shares.

Second Tranche under the Common Stock Purchase Agreement - Pursuant to the Second Tranche of the Common Stock Purchase Agreement, Wescor will invest two hundred fifty thousand dollars ($250,000.00) to purchase 1,666,667 shares of the Company’s common stock valued at $0.15 per share.  For no additional consideration the Company will issue a warrant to Wescor to purchase 833,333 shares at $0.15 per share.  As a condition to the closing of the Second Tranche, the Company will have effectively transferred its product distribution activity outside of North America from its subsidiary, Corgenix U.K. Ltd., to Elitech UK Limited.

Third Tranche under the Common Stock Purchase Agreement - Pursuant to the Third Tranche of the Common Stock Purchase Agreement, Wescor will invest five hundred thousand dollars ($500,000.00) to purchase 3,333,333 shares of the Company’s common stock valued at $0.15 per share.  For no additional consideration the Company will issue a warrant to Wescor to purchase 1,666,667 shares at $0.15 per share.  As a condition to the closing of the Third Tranche, the Executive Committee established under the Joint Product Development Agreement will have determined the feasibility of creating not less than two (2) New Corgenix Assay as further described in the Joint Product Development Agreement.

In connection with the Common Stock Purchase Agreement, at the initial closing the Company will enter into the Master Distribution Agreement with Elitech UK Limited, and the Company will enter into the Joint Product Development Agreement with Elitech.  Under the terms and conditions of the Master Distribution Agreement, and as a condition precedent to the closing of the Second Tranche, Elitech UK Limited will become the exclusive distributor of the Company’s Products (as that term is defined therein) outside of North America.  The Company will assign, transfer (and if not transferrable by the terms of such agreement, then transfer the economic benefit) to Elitech UK Limited or cause Corgenix U.K. Ltd. to assign and transfer (and if not transferrable by the terms of such agreement, then transfer the economic benefit), and Elitech UK Limited will assume all of the obligations of the Company or Corgenix U.K. Ltd. under all distribution agreements executed by the Company or Corgenix U.K. Ltd., as the case may be, related to any distributor whose territory is outside of North America.

Under the terms and conditions of the Joint Product Development Agreement the Company and Elitech will work towards developing efficient technology for the commercialization of biochemical testing of substances related to human health.  The goal of the co-development effort is the modification of certain Corgenix assays for use in Elitech chemistry analyzers, serology instruments or other instruments, and the commercialization of those modified assays by Elitech and its affiliates.  Phase I of the co-development is focused on the sharing and licensing of Corgenix assay technology to facilitate this purpose.  The intent is that, in order to achieve joint development of

Corgenix assays modified to be used with certain Elitech technology, all relevant Corgenix assay technology will be available to Elitech and its affiliates to establish the broadest common immunoassay technology base to pursue co-development of new Corgenix assay technology.  Such technology would include, for example, manufacturing know-how, testing and reliability information, visits to production facilities, and technical consultation, for which the burden of disclosure is reasonable.

Wescor will have the right to designate one individual for election or appointment to the Board of Directors, for so long as Wescor owns at least five percent of the outstanding common stock of the Company.

After the First Tranche closes, through to the third (3rd) anniversary of the First Tranche’s closing date, the rights and responsibilities of Wescor with respect to a potential change of control transaction by the Company will be governed by the Common Stock Purchase Agreement.

Pursuant to the Common Stock Purchase Agreement, if the Company’s board determines to initiate the solicitation of offers or indications of interest in pursuing a Change of Control transaction, as defined therein, (without having first received an unsolicited offer from a third party) then the board will, consistent with its fiduciary duty to maximize shareholder value, design a process in consultation with legal counsel and any financial advisor the board elects.  Wescor may participate in the process, on terms established by the Company’s board to govern the solicitation of offers process.  The terms of the process are further outlined in the Common Stock Purchase Agreement.

Pursuant to the Common Stock Purchase Agreement, if the Company’s board receives an unsolicited third-party offer (or indication of interest in making an offer) with respect to a Change of Control transaction the Company will provide written notice to Wescor.  If the Company’s board elects to begin a process that could lead to a Change of Control then the Company will commence negotiations with the unsolicited bidder and with Wescor to seek the highest value available from those parties.  The terms of the process are further outlined in the Common Stock Purchase Agreement.

The foregoing descriptions of the Common Stock Purchase Agreement, Form of Warrant, Master Distribution Agreement, and Joint Product Development Agreement are not a complete description of all the terms of those agreements. For a complete description of all the terms, we refer you to the full text of the Common Stock Purchase Agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K, of the Form of Warrant, a copy of which is filed herewith as Exhibit 10.2, of the Master Distribution Agreement, a copy of which is filed herewith as Exhibit 10.5 to this Current Report on Form 8-K, and of the Joint Product Development Agreement, a copy of which is filed herewith as Exhibit 10.6.

This Current Report on Form 8-K contains “forward-looking” statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, including statements related to the potential future sale of shares of our common stock and price for such sales under the Common Stock Purchase Agreement. Forward-looking statements are generally identified by use of the terms “anticipate, “ “believe, “ “estimate, “ “expect, “ “may, “ “objective, “ “plan, “ “possible, “ “potential, “ “project, “ “will” and similar expressions. While we believe our plans, intentions and expectations reflected in those forward-looking statements are reasonable, these plans, intentions or expectations may not be achieved. Our actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements. For information about the factors that could cause such differences, please refer to our Annual Report on Form 10-K for the year ended June 30, 2009, including the information discussed under the caption “Item 1 Business,” “Item 1A. Risk Factors” and “Item 7 Management’s Discussion and Analysis of Financial Condition and Results of Operations, “ and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, as well as the Company’s various other filings with the SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We assume no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by securities laws.

ITEM 3.02                     Unregistered Sales of Equity Securities.

The information provided under Item 1.01 above is incorporated by reference to this Item 3.02 in its entirety.   The shares and warrants offered under the Common Stock Purchase Agreement have not been registered under the Securities Act of 1933, as amended (“Securities Act”).  The offer of such securities is exempt from the registration requirements of the Securities Act, pursuant to Section 4(2) of the Securities Act for transactions not involving a public offering and Rule 506 promulgated by the United States Securities and Exchange Commission under the Securities Act.  A Form D will be filed by the Company reporting additional information regarding the sale of the securities.  The warrants offered by the Company to Wescor, under each Tranche in the Common Stock Purchase Agreement, give Wescor the right to purchase up to a total of 6,666,667 shares of the Company’s common stock, $.001 par value, exercisable at $0.15 per share, with each warrant expiring after five years from the date of issuance.

ITEM 5.02                     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 7, 2010, by unanimous written consent of the board of directors, the board authorized the number of directors of the Company to be increased from seven (7) to a total of eight (8) directors, in accordance with Article IV, Section 14 of the Bylaws.  The board also unanimously appointed David Ludvigson, an Elitech representative, to serve as director to fill the newly created directorship, as required by the terms of the Common Stock Purchase Agreement described in Item 1.01 above.

Mr. Ludvigson is currently President of Knight-Ludvigson Advisors, a business consultancy firm. From 2003 until 2009, Mr. Ludvigson was an executive with Nanogen, Inc., a molecular and point of care diagnostics company.  Mr. Ludvigson joined Nanogen full-time as Executive Vice President, Chief Financial Officer and Treasurer and was appointed to the position of President and Chief Operating Officer in June, 2004. Mr. Ludvigson was a director of Nanogen from 1996 until June 2003. Prior to joining Nanogen, he was President and Chief Executive Officer of Black Pearl, Inc. (“Black Pearl”), an event-based business intelligence software company, from November 2001 until January, 2003. Prior to Black Pearl, from August 2000 to January 2001, Mr. Ludvigson was President of InterTrust Technologies, a digital rights management software company. Prior to joining InterTrust Technologies, Mr. Ludvigson was a Senior Vice President and Chief Operating Officer of Matrix Pharmaceuticals, Inc. (“Matrix”) from October 1999 to August 2000. In addition, from 1998 to August 2000 he was also the Chief Financial Officer of Matrix. From February 1996 to June 1998, Mr. Ludvigson was President and Chief Operating Officer of NeTpower. From 1992 to 1995, Mr. Ludvigson was Senior Vice President and Chief Financial Officer of IDEC Pharmaceuticals. Prior to that time, he served as Senior Vice President of Sales and Marketing for Conner Peripherals and as Executive Vice President, Chief Financial Officer and a director of MIPS Computer Systems, Inc., a RISC microprocessor developer and systems manufacturer. Mr. Ludvigson is also a Director of China Stem Cells Ltd. Mr. Ludvigson received a B.S. and an M.A.S. from the University of Illinois.

ITEM 5.03                     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to Bylaws

On July 7, 2010, by unanimous written consent of the board of directors, Article XV of the Bylaws was amended to exempt the Company from certain provisions of the Nevada Revised Statutes and to permit the Company to enter into the Common Stock Purchase Agreement, and transactions contemplated in connection with the Common Stock Purchase Agreement.

A copy of the text of the amendment to the Bylaws is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

ITEM 9.01                     Financial Statements and Exhibits.

a) Not applicable.

b) Not applicable.

c) Not applicable.

d) Exhibits:

Exhibit Number	Description of Exhibit

Exhibit 3.1.	Amendment to Bylaws of Corgenix Medical Corporation, dated July 7, 2010

Exhibit 10.1.	Common Stock Purchase Agreement dated July 12, 2010 by and among Corgenix Medical Corporation, Financière Elitech SAS, and Wescor, Inc.

Exhibit 10.2.	Form of Warrant

Exhibit 10.3.	Mutual Confidentiality Agreement dated as of July 16, 2010 by and among Financière Elitech SAS, Wescor, Inc., Elitech UK Limited, Corgenix Medical Corporation, and Corgenix U.K. Ltd.

Exhibit 10.4.	Form of Assignment and Assumption Agreement by and among Elitech UK Limited, Corgenix Medical Corporation, and Corgenix U.K. Ltd.

Exhibit 10.5.	Master Distribution Agreement dated July 16, 2010 by and between Corgenix Medical Corporation and Elitech UK Limited

Exhibit 10.6.	Joint Product Development Agreement dated July 16, 2010 by and between Corgenix Medical Corporation and Financière Elitech SAS

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 12, 2010	CORGENIX MEDICAL CORPORATION

	By:	/s/ Douglass T. Simpson
Douglass T. Simpson
President and Chief Executive Officer